EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


PARENT
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Tri-County Financial Corporation

                                                                 PERCENTAGE        STATE OF
SUBSIDIARY                                                         OWNED         INCORPORATION
----------                                                       ----------      -------------

Community Bank of Tri-County                                        100%          Maryland


SUBSIDIARIES OF COMMUNITY BANK OF TRI-COUNTY
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Community Mortgage Corporation
  of Tri-County                                                     100%          Maryland

Tri-County Federal Finance One                                      100%          Maryland

Tri-County Investment Corporation                                   100%          Delaware